Exhibit 2.13

TENTH SUPPLEMENTAL INDENTURE (this “Tenth Supplemental Indenture”), dated as of December 13, 2019, among Navios Maritime Acquisition Corporation, a Marshall Islands corporation, (the “Company”), Navios Acquisition Finance (US) Inc., a Delaware corporation (together with the Company, the “Co-Issuers”), and Alkmene Shipping Corporation, Aphrodite Shipping Corporation, Cyrus Investments Corp., Dione Shipping Corporation, Doxa International Corp., Olivia Enterprises Corp., Persephone Shipping Corporation and Rhea Shipping Corporation, each a Marshall Islands corporation and an indirect wholly owned subsidiary of the Company (each individually, a “Guaranteeing Subsidiary” and, collectively, the “Guaranteeing Subsidiaries”), the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, National Association, as trustee (the “Trustee”) under the Indenture referred to below and as collateral trustee (the “Collateral Trustee”) under the Indenture referred to below.

WITNESSETH

WHEREAS, the Co-Issuers and the Guarantors have heretofore executed and delivered to the Trustee an indenture (as amended and supplemented, the “Indenture”), dated as of November 13, 2013 providing for the issuance of 8.125% First Priority Ship Mortgage Notes due 2021 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Co-Issuers’ obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Tenth Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, each Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee, on and subject to the terms, conditions and limitations set forth in the Notation of Guarantee and in the Indenture, including, but not limited, to Article Ten thereof.

3. NEW YORK LAW TO GOVERN. THIS TENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

4. COUNTERPARTS. The parties may sign any number of copies of this Tenth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

5. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Tenth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Co-Issuers.

7. FATCA. The Co-Issuers hereby confirm to the Trustee that they intend to treat this Tenth Supplemental Indenture as not resulting in a material modification of the Notes for purposes of the Notes’ status as “grandfathered obligations” for Foreign Account Tax Compliance Act purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed and attested, all as of the date first above written.

ALKMENE SHIPPING CORPORATION

By:	/s/ Alexandros Laios
Name: Alexandros Laios
Title: Director

APHRODITE SHIPPING CORPORATION

By:	/s/ Francisco Tazelaar
Name: Francisco Tazelaar
Title: Director

CYRUS INVESTMENTS CORP.

By:	/s/ Alexandros Laios
Name: Alexandros Laios
Title: Director

DIONE SHIPPING CORPORATION

By:	/s/ Francisco Tazelaar
Name: Francisco Tazelaar
Title: Director

DOXA INTERNATIONAL CORP.

By:	/s/ Alexandros Laios
Name: Alexandros Laios
Title: Director

[Signature Page to Tenth Supplemental Indenture]

OLIVIA ENTERPRISES CORP.

By:	/s/ Anna Kalathakis
Name: Anna Kalathakis
Title: Director

PERSEPHONE SHIPPING CORPORATION

By:	/s/ Francisco Tazelaar
Name: Francisco Tazelaar
Title: Director

RHEA SHIPPING CORPORATION

By:	/s/ Francisco Tazelaar
Name: Francisco Tazelaar
Title: Director

NAVIOS MARITIME ACQUISITION CORPORATION

By:	/s/ Anna Kalathakis
Name: Anna Kalathakis
Title: Director

NAVIOS ACQUISITION FINANCE (US) INC.

By:	/s/ Vasiliki Papaefthymiou
Name: Vasiliki Papaefthymiou
Title: Director

[Signature Page to Tenth Supplemental Indenture]

LEROS SHIPPING CORPORATION

KIMOLOS SHIPPING CORPORATION

ZAKYNTHOS SHIPPING CORPORATION

DONOUSSA SHIPPING CORPORATION

SCHINOUSA SHIPPING CORPORATION

SKYROS SHIPPING CORPORATION

KERKYRA SHIPPING CORPORATION

SIKINOS SHIPPING CORPORATION

By:	/s/ Alexandros Laios
Name: Alexandros Laios
Title: Attorney-in-fact

AMINDRA NAVIGATION CO.

ALONNISOS SHIPPING CORPORATION

MAKRONISOS SHIPPING CORPORATION

PAXOS SHIPPING CORPORATION

ANTIPAXOS SHIPPING CORPORATION

OINOUSSES SHIPPING CORPORATION

ANTIPSARA SHIPPING CORPORATION

PSARA SHIPPING CORPORATION

By:	/s/ Alexandros Laios
Name: Alexandros Laios
Title: Attorney-in-fact

SKIATHOS SHIPPING CORPORATION

SYROS SHIPPING CORPORATION

By:	/s/ Alexandros Laios
Name: Alexandros Laios
Title: Attorney-in-fact

[Signature Page to Tenth Supplemental Indenture]

DELOS SHIPPING LIMITED

TILOS SHIPPING LIMITED

NAVIOS ACQUISITION EUROPE FINANCE INC.

By:	/s/ Alexandros Laios
Name: Alexandros Laios
Title: Attorney-in-fact

SHINYO DREAM LIMITED

SHINYO KANNIKA LIMITED

SHINYO LOYALTY LIMITED

SHINYO NAVIGATOR LIMITED

SHINYO OCEAN LIMITED

SHINYO KIERAN LIMITED

SHINYO SAOWALAK LIMITED

By:	/s/ Alexandros Laios
Name: Alexandros Laios
Title: Attorney-in-fact

AEGEAN SEA MARITIME HOLDINGS INC.

TINOS SHIPPING CORPORATION

AMORGOS SHIPPING CORPORATION

ANDROS SHIPPING CORPORATION

ANTIPAROS SHIPPING CORPORATION

CRETE SHIPPING CORPORATION

IKARIA SHIPPING CORPORATION

KOS SHIPPING CORPORATION

MYTILENE SHIPPING CORPORATION

RHODES SHIPPING CORPORATION

SIFNOS SHIPPING CORPORATION

By:	/s/ Alexandros Laios
Name: Alexandros Laios
Title: Attorney-in-fact

[Signature Page to Tenth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Trustee

By:	/s/ Casey A. Boyle
Authorized Signatory

WELLS FARGO BANK, NATIONAL
ASSOCIATION,
as Collateral Trustee

By:	/s/ Casey A. Boyle
Authorized Signatory

[Signature Page to Tenth Supplemental Indenture]